Exhibit 10.36

SECURITY AGREEMENT

               This Security Agreement (“Agreement”) is made as of September 30, 2004, by and between PRIVATE NORTH AMERICA, INC., a California corporation (“Secured Party”), and Pure Play Media Inc. a California corporation (“Debtor”).

BACKGROUND

               WHEREAS, Secured Party and Debtor have entered into a Bill of Sale dated and delivered September 30, 2004, providing for the sale and purchase of certain assets on and as of September 30, 2004, which assets are more particularly described in Schedule “1” hereto (such assets being referred to in this Agreement as the “Purchased Assets”); and

               WHEREAS, the purchase price of the Purchased Assets is evidenced by a Promissory Note (the “Note”) dated the date hereof in the original principal amount of One Million Seven Hundred and Twenty-Eight Thousand Dollars ($1,728,000); and

               WHEREAS, as a condition of Secured Party accepting the Note as payment for the Purchased Assets, Debtor is required to execute and deliver this Agreement granting to Secured Party a first lien on the Purchased Assets to secure the obligations of Debtor under the Note and this Agreement (all of such obligations being referred to in this Agreement as the “Obligations”).

AGREEMENT

               NOW, THEREFORE, in consideration of the mutual covenants and undertakings and the terms and conditions contained herein, the parties hereto agree as follows:

               1.               Definitions and Rules of Construction.

               (a) Accounting Terms.  Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with U.S. generally accepted accounting principals (“GAAP”) and all financial computations shall be computed, unless specifically provided herein, in accordance with GAAP consistently applied.

               (b)  Other Terms.  All terms used in this Agreement and not otherwise defined herein, including Annex A to this Agreement, shall have the meaning given in the California Commercial Code (“UCC”).

               (c)  Rules of Construction.  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) the words “herein”, “hereof”, “hereto”, “hereunder” and other words of similar import used in this Agreement refer to this Agreement as a whole and not to any particular section or other subdivision, (b) any reference to a section, subsection or clause, or an exhibit or schedule, used in this Agreement refers to a section, subsection or clause, or exhibit or schedule, of this Agreement, (c) any uses of the masculine, feminine or neuter gender shall also be deemed to include any other gender, as appropriate, (d) any uses of the word “including” or “include” shall be deemed followed by “without limitation” or “but not limited to”, or words of similar import, (e) the exhibits and schedules to this Agreement shall be deemed a part of this Agreement, (f) all references to “$” or “dollars” herein mean United States dollars, (g) all accounting terms not otherwise defined have the meanings assigned to them in accordance with GAAP, (h) all computations provided for herein, if any, shall be made in accordance with GAAP, (i) each of the representations, warranties, covenants and conditions contained herein is separate and not limited or satisfied by the existence, wording or satisfaction of any other representation, warranty, covenant or condition contained herein, (j) reference to any agreement means such agreement, including exhibits, schedules, appendices and annexes thereto, as the same may from time to time be amended, modified or supplemented and (k) the exhibits and schedules referred to in this Agreement shall be construed with and considered an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

               2.      Security Interest.

               (a)    To secure the prompt payment to Secured Party and performance of the Obligations, Debtor hereby assigns, pledges and grants to Secured Party a continuing security interest in and first Lien upon all of the Collateral.  All of Debtor’s Books and Records relating to the Collateral shall, until delivered to or removed by Secured Party, be kept by Debtor until all Obligations have been paid in full.

               (b)   Debtor hereby (i) authorizes Secured Party to file any financing statements, continuation statements or amendments thereto that (x) describe the Collateral, and (y) contain any other information required by Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment and (ii) ratifies its authorization for Secured Party to have filed any initial financial statements, or amendments thereto if filed prior to the date hereof.

               3.      Representations, Warranties and Covenants Concerning the Collateral.

               Debtor represents, warrants and covenants as follows:

               (a)    All of the Collateral (i) is owned by Debtor free and clear of all Liens (including any claims of infringement) except Permitted Liens, and (ii) is not subject to any agreement prohibiting the granting of a Lien or requiring notice of or consent to the granting of a Lien.

               (b)   Debtor shall not  encumber, mortgage, pledge, assign or grant any Lien in any Collateral to anyone other than Secured Party and except for Permitted Liens.

               (c)    The Liens granted pursuant to this Agreement constitute valid first perfected security interests in all of the Collateral in favor of Secured Party as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable or legal remedies, and (c) Permitted Liens.

               (d)   No effective security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Liens.

               (e)    Debtor shall not  dispose of any of the Collateral whether by sale, lease or otherwise except for the sale in the ordinary course of business.

               (f)     Debtor  shall defend the right, title and interest of Secured Party in and to the Collateral against the claims and demands of all Persons whomsoever, and take such actions, as shall be prudent in order to protect and preserve Debtor’s and Secured Party’s respective several interests in the Collateral.

               (g)    Debtor shall place notations upon its Books and Records and any financial statement of Company to disclose Secured Party’s Lien in the Collateral.

               (h)    Debtor shall perform in a reasonable time all other steps requested by Secured Party to create and maintain in Secured Party’ favor a valid perfected first Lien in all Collateral, subject only to Permitted Liens.

               (i)      Debtor shall maintain and keep all of its Books and Records concerning the Collateral at Debtor’s executive offices listed in Exhibit 1.

               (j)      Debtor shall maintain and keep the Collateral at the address listed in Exhibit 1, provided, that Debtor may change such location or open a new location, provided that Debtor provides Secured Party at least thirty (30) days prior written notice of such changes or new location and (ii) prior to such change or opening of a new location it executes and delivers to

Secured Party such agreements as Secured Party may request, which are necessary or appropriate in order to protect and preserve Secured Party’s rights under this Agreement.

               4.      Inspections.  At all times during normal business hours, Secured Party, and/or any agent of Secured Party shall have the right upon reasonable prior notice to Debtor  to (a) have access to, visit, inspect, review, evaluate and make physical verification and appraisals of  the Collateral, (b) inspect, audit and copy (or take originals if necessary) and make extracts from Debtor’s Books and Records relating to the Collateral, and (c) discuss with Debtor’s principal officers, and independent accountants, Debtor’s business, assets, liabilities, financial condition, results of operations and business prospects.  Debtor will deliver to Secured Party any instrument necessary for Secured Party to obtain records from any service bureau maintaining records for Debtor.

               5.      Financial Reporting.  Debtor will deliver, or cause to be delivered, to Secured Party each of the following, which shall be in form and detail acceptable to Secured Party:

               (a)    As soon as available, and in any event within ninety (90) days after the end of each fiscal year of Debtor, Debtor’s audited financial statements, on a consolidated and consolidating basis with a report of Debtor’s independent certified public accountants (the “Accountants”), which annual financial statements shall include Debtor’s balance sheet as at the end of such fiscal year and the related statements of Debtor’s income, retained earnings and cash flows for the fiscal year then ended, prepared, if Secured Party so requests, on a consolidating and consolidated basis, all in reasonable detail and prepared in accordance with GAAP.

               6.      Additional Representations and Warranties.  Debtor represents and warrants as follows:

               (a)    Debtor is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its incorporation and duly qualified and in good standing in every other state or jurisdiction in which the nature of its business requires such qualification.

               (b)   The execution, delivery and performance of this Agreement and the Ancillary Agreements (i) have been duly authorized, (ii) are not in contravention of Debtor’s certificate of incorporation, by-laws or of any indenture, agreement or undertaking to which Debtor is a party or by which Debtor is bound, (iii) are within Debtor’s corporate powers, and (iv) the resolutions annexed to this Agreement as Exhibit 2 have been duly adopted by the Board of Directors of Debtor, have not been amended or rescinded, and remain in full force and effect in accordance with their terms.

               (c)    This Agreement and the Ancillary Agreements executed and delivered by Debtor are legal, valid and binding obligations, enforceable in accordance with their terms.

               (d)   Exhibit 1 sets forth Debtor’s name as it   appears in official filing in the state of its incorporation, the type of entity of Debtor, the organizational identification number issued by Debtor’s state of incorporation or a statement that no such number has been issued, Debtor’s state of incorporation, and the location of Debtor’s chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations).

               (e)    Debtor is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which Debtor is about to engage and the fair saleable value of its assets (calculated on a going concern basis) is in excess of the amount of its liabilities.

               7.      Covenants.  Debtor covenants as follows:

               (a)    Debtor will not, unless it shall first have provided Secured Party with not less than 30 days written notice, change (i) its name as it appears in the official filings in the state of its incorporation or formation, (ii) the type of legal entity it is, (iii) its organization identification number, if any, issued by its state of incorporation, (iv) its state of incorporation or (v) materially amend its certificate of incorporation or other organizational document.

               (b)   The operation of Debtor’s business is and will continue to be in compliance in all material respects with all applicable federal, state and local laws, rules and ordinances, including to all laws, rules, regulations and orders relating to taxes, payment and withholding of payroll taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health safety and environmental matters.

               (c)    Debtor will pay or discharge when due all taxes, assessments and governmental charges or levies imposed upon Debtor or any of the Collateral unless such amounts are being diligently contested in good faith by appropriate proceedings provided that (i) adequate reserves with respect thereto are maintained on the books of Debtor in conformity with GAAP and (ii) the related Lien shall have no effect on the priority of the Liens in favor of Secured Party or the value of the assets in which Secured Party has a Lien.

               (d)   Debtor will promptly inform Secured Party in writing of: (i) the commencement of all proceedings and investigations by or before and/or the receipt of any notices from, any governmental or non-governmental body and all actions and proceedings in any court or before any arbitrator against or in any way concerning any event which might singly or in the aggregate, have a Material Adverse Effect; (ii) any amendment of Debtor’s certificate of incorporation, by-laws or other organizational document; (iii) any change which has had or might have a Material Adverse Effect; (iv) any Event of Default or Default; (v) any default or any event which with the passage of time or giving of notice or both would constitute a default under any agreement for the payment of money to which Debtor is a party or by which Debtor or any of Debtor’s properties may be bound which would have a Material Adverse Effect and (vi) any change in Debtor’s name or any other name used in its business.

               (e)     Debtor will bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral from and after the date of this Agreement.  At Debtor’s own cost and expense in amounts and with carriers acceptable to Secured Party, Debtor shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Debtor’s including business interruption insurance; and (ii) furnish Secured Party with (x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, (y) endorsements to such policies naming Secured Party as “co-insured” or “additional insured” and appropriate loss payable endorsements in form and substance satisfactory to Secured Party, naming Secured Party as loss payee, and (z) evidence that as to Secured Party the insurance coverage shall not be impaired or invalidated by any act or neglect of Debtor and the insurer will provide Secured Party with at least thirty (30) days notice prior to cancellation.  All loss recoveries received by Secured Party upon any such insurance in respect of the Collateral may be applied to the Obligations, in such order as Secured Party in its sole discretion shall determine.  Any surplus shall be paid by Secured Party to Debtor or applied as may be otherwise required by law.

               8.      Further Assurances.  At any time and from time to time, upon the written request of Secured Party and at the sole expense of Debtor, Debtor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Secured Party may request (a) to obtain the full benefits of this Agreement and the Ancillary Agreements, (b) to protect, preserve and maintain Secured Party’s rights in the Collateral and under this Agreement or any Ancillary Agreement, or (c) to enable Secured Party to exercise all or any of the rights and powers herein granted or any Ancillary Agreement.

               9.      Representations and Warranties of Secured Party.

               Secured Party hereby represents and warrants to Debtor as follows:

               Secured Party has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Ancillary Agreements and to carry out their provisions.  All corporate action on Secured Party's part required for the lawful execution and delivery of this Agreement and the Ancillary Agreements have been taken.  Upon their execution and delivery, this Agreement and the Ancillary Agreements will be valid and binding obligations of Secured Party, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

               10.  Power of Attorney.  Debtor hereby appoints Secured Party, or any other Person whom Secured Party may designate as Debtor’s attorney, with power to:  do all things necessary to carry out this Agreement, any Ancillary Agreement and all related documents.  Neither Secured Party, nor the attorney, will be liable for any acts or omissions or for any error of judgment or mistake of fact or law.  This power, being coupled with an interest, is irrevocable so long as Secured Party has a security interest and until the Obligations have been fully satisfied.

               11.  Termination of Lien.  The Liens and rights granted to Secured Party hereunder and any Ancillary Agreements and the financing statements filed in connection herewith or therewith shall continue in full force and effect until all of the Obligations of Debtor have been paid or performed in full.  Secured Party shall release its security interests promptly upon payment to it of all Obligations.

               12.  Events of Default.  The occurrence of any of the following shall constitute an Event of Default:

               (a)    failure to make payment of any of the Obligations when required hereunder notwithstanding the immediately foregoing, the Borrower shall have a period of twenty (20) Business Days to cure any default with respect to the payment of fees due and owing hereunder;;

               (b)   failure to pay any taxes when due unless such taxes are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided on Debtor’s books;

               (c)    failure to perform under and/or committing any breach of this Agreement or any Ancillary Agreement or any other agreement between Debtor and Secured Party; provided, however, in the event that such failure is curable, Debtor shall have twenty (20) Business Days from the occurrence thereof to cure such failure;

               (d)   any representation, warranty or statement made by Debtor hereunder, in any Ancillary Agreement, any certificate, statement or document delivered pursuant to the terms hereof, or in connection with the transactions contemplated by this Agreement, should at any time be false or misleading in any material respect;

               (e)    an attachment or levy is made upon Debtor’s assets having an aggregate value in excess of $50,000 or a judgment is rendered against Debtor or Debtor’s property involving a liability of more than $50,000 which shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof;

               (f)     any Lien created hereunder or under any Ancillary Agreement, except for Permitted Liens, for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

               (g)    if Debtor shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

               (h)    Debtor shall admit in writing its inability, or be generally unable to pay its debts as they become due or cease operations of its present business;

               (i)      a default by Debtor in the payment, when due, of any principal of or interest on any other indebtedness for money borrowed in an amount greater than $50,000, which is not cured within any applicable cure or grace period;

               (j)     the occurrence of a change in controlling ownership of Debtor, directly or indirectly, or any;

               (k)   if an Event of Default shall occur under and as defined in the Note.

               13.  Remedies.  If an Event of Default has occurred and is continuing, Secured Party shall have the right to demand repayment in full of all Obligations, whether or not otherwise due.  Until all Obligations have been fully satisfied, Secured Party shall retain its Lien in all Collateral.  Secured Party shall have, in addition to all other rights provided herein, the rights and remedies of a secured party under the UCC, and under other applicable law, all other legal and equitable rights to which Secured Party may be entitled, including the right to take immediate possession of the Collateral, to require Debtor to assemble the Collateral, at Debtor’s expense, and to make it available to Secured Party at a place designated by Secured Party which is reasonably convenient to both parties and to enter any of the premises of Debtor or wherever the Collateral shall be located, with or without force or process of law, and to keep and store the same on said premises until sold (and if said premises be the property of Debtor, Debtor agrees not to charge Secured Party for storage thereof), and the right to apply for the appointment of a receiver for Debtor’s property.  Further, Secured Party may, at any time or times after the occurrence of an Event of Default, sell and deliver all Collateral held by or for Secured Party at public or private sale for cash, upon credit or otherwise, at such prices and upon such terms as Secured Party, in Secured Party’ sole discretion, deems advisable or Secured Party may otherwise recover upon the Collateral in any commercially reasonable manner as Secured Party, in its sole discretion, deems advisable.  The requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Debtor at Debtor’s address as shown in Secured Party’ records, at least ten (10) days before the time of the event of which notice is being given.  Secured Party may be the purchaser at any sale, if it is public.  The proceeds of sale shall be applied first to all costs and expenses of sale, including attorneys’ fees, and second to the payment (in whatever order Secured Party elects) of all Obligations.  After the indefeasible payment and satisfaction in full in cash of all of the Obligations, and after the payment by Secured Party of any other amount required by any provision of law , the surplus, if any, shall be paid to Debtor or its representatives or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.  Debtor shall remain liable to Secured Party for any deficiency.

               14.  Waivers.  To the full extent permitted by applicable law, Debtor waives (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of this Agreement and the Ancillary Agreements or any other notes, commercial paper, accounts, contracts, documents, instruments, chattel paper and guaranties at any time held by Secured Party on which Debtor may in any way be liable, and hereby ratifies and confirms whatever Secured Party may do in this regard; (b) all rights to notice and a hearing prior to Secured Party’ taking possession or control of, or to Secured Party’ replevy, attachment or levy upon, any Collateral or any bond or security that might be required by any court prior to allowing Secured Party to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.  Debtor acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the Ancillary Agreements and the transactions evidenced hereby and thereby or has had the opportunity to obtain such counsel prior to entering into this Agreement.

               15.  Expenses.  Debtor shall pay all of Secured Party’ reasonable out-of-pocket costs and expenses, including fees and disbursements of counsel, in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with this Agreement or any Ancillary Agreement.  Debtor shall also pay all of Secured Party’ reasonable fees, charges, out-of-pocket costs and expenses, including fees and disbursements of counsel, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by this Agreement or the Ancillary Agreements, (b) Secured Party’ obtaining performance of the Obligations under this Agreement and any Ancillary Agreements, including, but not limited to, the enforcement or defense of

Secured Party’ security interests, assignments of rights and Liens hereunder as valid perfected security interests, and (c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral.  All such costs and expenses payable by Debtor to Secured Party shall be payable on demand and shall be secured by the Collateral.

               16.  Assignment By Secured Party.  Secured Party may assign any or all of the Obligations together with any or all of the security therefor and any transferee shall succeed to all of Secured Party’s rights with respect thereto.  Upon such transfer, Secured Party shall be released from all responsibility for the Collateral to the extent same is assigned to any transferee.  Debtor agrees that each such holder may exercise any and all rights of banker’s lien, set-off and counterclaim with respect to its participation in the Obligations as fully as though Debtor were directly indebted to such holder in the amount of such participation.

               17.  No Waiver; Cumulative Remedies.  Failure by Secured Party to exercise any right, remedy or option under this Agreement, any Ancillary Agreement or any supplement hereto or thereto or any other agreement between Debtor and Secured Party or delay by Secured Party in exercising the same, will not operate as a waiver; no waiver by Secured Party will be effective unless it is in writing and then only to the extent specifically stated.  Secured Party’ rights and remedies under this Agreement and the Ancillary Agreements will be cumulative and not exclusive of any other right or remedy which Secured Party may have.

               18.  Indemnity.  Debtor agrees to indemnify and hold Secured Party, and its respective affiliates, employees, attorneys and agents (each, an “Indemnified Person”), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement or any of the Ancillary Agreements or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement, the Ancillary Agreements or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, except to the extent that any such indemnified liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO DEBTOR OR TO ANY OTHER PARTY OR TO ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS

AGREEMENT OR ANY ANCILLARY AGREEMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

               19.  Revival.  Debtor further agrees that to the extent Debtor makes a payment or payments to Secured Party, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

               20.  Notices.  Any notice or request hereunder may be given to Debtor or Secured Party at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this Section.  Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, hand delivery, overnight mail or telecopy (confirmed by mail).  Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any officer of the party to whom it is addressed, in the case of those by mail or overnight mail, deemed to have been given when deposited in the mail or with the overnight mail carrier, and, in the case of a telecopy, when confirmed.

Notices shall be provided as follows:
If to Secured Party:	Private North America Ltd. 11355 W. Olympic Blvd., Suite 300 Los Angeles, CA 90064 Attention: Johan Gillborg Telephone: +34-93-590 70 70 Telecopier: +34-93-675 90 80
With a copy to:	Guzik & Associates 11355 W. Olympic Blvd., Suite 300 Los Angeles, CA 90064 Attention: Samuel S. Guzik, Esq. Telephone: (310) 914-8600 Telecopier: (310) 914-8606

If to Debtor:	Pure Play Media, Inc. 19800 Nordhoff Place Chatsworth, CA 91311 Attention: Sieg Badke Telephone: 818 717 5355 Telecopier: 818 717 5360
With a copy to:	Pure Play Media (Canada), Inc. 55A Guardsman Rd. Thornhill, Ont. L3T 6L2 Canada Attention: Richard Arnold Telephone: 905 695 2727 Telecopier: 905 731 5838

               21.  Governing Law, Jurisdiction and Waiver of Jury Trial.  (a) THIS AGREEMENT AND THE ANCILLARY AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.

               (b)               DEBTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN DEBTOR AND SECURED PARTY PERTAINING TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS; PROVIDED, THAT SECURED PARTY AND DEBTOR ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY PARTYFROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF.ANY PARTY  DEBTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND DEBTOR HEREBY WAIVES ANY

OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.  DEBTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO DEBTOR AT THE ADDRESS FOR NOTICES FOR DEBTOR SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF DEBTOR’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

               22.  THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN SECURED PARTY AND DEBTOR ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR THETRANSACTIONS RELATED THERETO.

               23.  Limitation of Liability.  Debtor acknowledges and understands that in order to assure repayment of the Obligations hereunder Secured Party may be required to exercise any and all of Secured Party’ rights and remedies hereunder and agrees that neither Secured Party nor any of Secured Party’ agents shall be liable for acts taken or omissions made in connection herewith or therewith except for actual bad faith.

               24.  Entire Understanding.  This Agreement and the Ancillary Agreements contain the entire understanding between Debtor and Secured Party and any promises, representations, warranties or guarantees not herein contained shall have no force and effect unless in writing, signed by Debtor’s and Secured Party’s respective officers.  Neither this Agreement, the Ancillary Agreements, nor any portion or provisions thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

               25.  Severability.  Wherever possible each provision of this Agreement or the Ancillary Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the Ancillary Agreements shall be prohibited by or invalid under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions thereof.

               26.  Captions.  All captions are and shall be without substantive meaning or content of any kind whatsoever.

               27.  Counterparts; Telecopier Signatures.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement.  Any signature delivered by a party via telecopier transmission shall be deemed to be any original signature hereto.

               28.  Construction.  The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                                                                          PRIVATE NORTH AMERICA, INC.

                                                                                          By: /s/ John Gillbroth
                                                                                                Name: Johan Gillborh
                                                                                                Title: President

                                                                                          PURE PLAY MEDIA, INC.

                                                                                          By: /s/ Richard Arnold
                                                                                                Name: Richard Arnold
                                                                                                Title:  CEO

Annex A - Definitions

               “Affiliate” of any Person means (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any subsidiary of such Person or (iii) of any Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote five percent (5.00%) or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

               “Ancillary Agreements” means, the Note, the Bill of Sale, and all other agreements, instruments, documents, mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, whether heretofore, concurrently, or hereafter executed by or on behalf of Debtor relating to this Agreement or to the transactions contemplated by this Agreement.

               “Books and Records” means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral or otherwise necessary or helpful in the collection thereof or the realization thereupon.

               “Business Day” means a day on which Secured Party is open for business and that is not a Saturday, a Sunday or other day on which banks are required or permitted to be closed in the State of California.

               “Collateral” means the Purchased Assets and all products and proceeds of the foregoing

               “Default” means any act or event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

               “Event of Default” means the occurrence of any of the events set forth in Section 12.

               “Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               “Lien” means any mortgage, security deed, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

               “Material Adverse Effect” means a material adverse effect on (a) the condition, operations, assets, business or prospects of Debtor, (b) Debtor’s ability to pay or perform the Obligations in accordance with the terms hereof or any Ancillary Agreement, (c) the value of the Collateral, the Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Secured Party’ rights and remedies under this Agreement and the Ancillary Agreements.

               “Permitted Liens” means (a) Liens of carriers, warehousemen, artisans, bailees, mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (b) Liens incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (i) not overdue or (ii) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of Debtor in conformity with GAAP; (c) Liens in favor of Secured Party; (d) Liens for taxes (i) not yet due or (ii) being diligently contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the applicable Company in conformity with GAAP provided, that, the Lien shall have no effect on the priority of Liens in favor of Secured Party or the value of the assets in which Secured Party has a Lien; (e) Liens which are and at all times remain junior to the Lien on the Collateral in favor of Secured Party.

               “Person” means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person’s successors and assigns.

               “Proceeds” means “proceeds”, as such term is defined in the UCC.

Exhibit 1

Corporate Information and Location of Collateral

Debtor’s Formal Legal Name as set forth in its Articles of Incorporation: PURE PLAY MEDIA, INC.

Debtor’s Jurisdiction of Incorporation: California

Debtor’s Organizational I.D. No. as issued by its State of Incorporation: C2462281

Location of Debtor’s principal executive offices:

19800 Nordhoff Place
Chatsworth, CA 91311

Location of the Collateral:

19800 Nordhoff Place
Chatsworth, CA 91311

Exhibit 2

Board Resolution of Pure Play Media, Inc. a California corporation

               WHEREAS, it has been proposed that this Corporation purchase from Private North America, Ltd. (“PNA”) up to approximately $1.8 million of DVDs and VHS cassettes, that the purchase price for this property be evidenced by this corporation’s interest bearing promissory note (“Note”) secured by a first lien on all of the purchased assets pursuant to a security agreement (“Security Agreement”), drafts of which have been presented to this Board of Directors.

               NOW, THEREFOR, be it RESOLVED, that the forms, terms provisions, executions, delivery and performance of:

               (a)        the proposed Note, to be issued by the Corporation to PNA, evidencing the indebtness of this corporation to PNA resulting from the purchase of the DVDs and VHS cassettes and providing, among other things, for the payment of interest thereon, and

               (b)        the proposed Security Agreement whereby this Corporation grants to PNA       a first lien on the purchased assets to secure the Note obligations,

be, and the same hereby are in all respects approved, and that the Chairman and the Vise Chairman of the Board of Directors of this Corporation, the President any Vice President, Chief Financial Officer or the Treasurer of this Corporation be, and each of them hereby is, authorized and empowered (any one of them acting alone), in the name and on behalf of the Corporation, to execute and deliver the Note and Security Agreement each, in the form, or substantially in the form thereof submitted to the Board of Directors of this Corporation, with such changes additions and modifications thereto as the officer of this Corporation executing the same shall approve, such approval to be conclusively evidenced by such officers execution and delivery thereof, and that further it be

               RESOLVED, that the Chairman and the Vice Chairman of the Board of Directors of this Corporation, the President, any Vice President, the Chief Financial Officer or the Treasurer of the Corporation be, and each of them hereby is, authorized and empowered (any of them acting alone), in the name and on behalf of this Corporation, to execute and deliver all documents evidencing other necessary corporate action and all governmental authorizations and third party consents and approvals, if any, in connection with the transactions contemplated hereby, and that further it be.

               RESOLVED, that the Chairman and the Vice Chairman of the Board of Directors of this Corporation, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary of the  Corporation be, and each of them hereby is, authorized and empowered (any of them acting alone), to do or cause to be done all such acts or things and to sign and deliver, or caused to be signed and deliver all such documents, instruments and certificates in the name and on behalf of this Corporation or otherwise, as such officer of this Corporation may deem necessary, advisable or appropriate to effectuate to carry out the purposes and intent of the foregoing resolutions and to perform the obligations of this Corporation under the agreements and instruments referred to herein.